SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 30, 2002

Oplink Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-31581	77-0411346
(Commission File No.)	(IRS Employer Identification No.)

3469 North First Street
San Jose, CA 95134
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:    (408) 433-0606

Item 5.    Other Events.

In October 2001, the Board of Directors of Oplink Communications, Inc. (the “Company”) approved a stock repurchase program authorizing the Company to repurchase up to an aggregate of $21.2 million of its common stock. The repurchases will be made from time to time on the open market at prevailing prices, in negotiated transactions off the market or pursuant to a 10b5-1 plan adopted by the Company. The Company adopted a 10b5-1 plan in August 2002, which allows the Company to repurchase its shares during a period in which the Company is in possession of material non-public information, provided the Company communicates share repurchase instructions to the broker at a time when the Company was not in possession of such material non-public information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OPLINK COMMUNICATIONS, INC.

Dated: August 29, 2002	By:	/s/ FREDERICK FROMM
Frederick Fromm President and Chief Executive Officer